UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2025
GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)
(650) 473-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Director Departures

On October 10, 2025, Gaurav Aggarwal, M.D., notified the Board of Directors (the “Board”) of Geron Corporation (the “Company”) that he is resigning from the Board, effective immediately, due to professional obligations. Dr. Aggarwal’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on October 10, 2025, V. Bryan Lawlis, Ph.D., informed the Board that he does not intend to stand for re-election at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Dr. Lawlis will continue to serve as a director until the expiration of his current term at the 2026 Annual Meeting. The Company thanks Dr. Aggarwal and Dr. Lawlis for their commitment and service to the Company and wishes them the best in their future endeavors.

Executive Officer Departures

Effective October 15, 2025, Andrew J. Grethlein, Ph.D., Executive Vice President, Chief Operating Officer and Jim Ziegler, Executive Vice President, Chief Commercial Officer will depart from the Company.

In connection with their departures from the Company, each of Dr. Grethlein and Mr. Ziegler are eligible for certain severance benefits under the terms of their respective employment agreements with the Company as described under “Executive Compensation Tables and Related Narrative Disclosure – Employment Agreements and Severance Agreements with Named Executive Officers” and “Executive Compensation Tables and Related Narrative Disclosure – Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 8, 2025.

In order to assist with the transition of his responsibilities, Dr. Grethlein entered into a Consulting Agreement with the Company, effective as of October 16, 2025, that provides, among other things, that Dr. Grethlein will serve as an independent consultant to the Company for up to 12 months, at a specified hourly rate up to a maximum number of hours per month during the term.

Item 7.01 Regulation FD Disclosure.

On October 13, 2025, the Company issued a press release announcing four executive leadership transitions and appointments. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 7.01 and in the accompanying Exhibit 99.1 to this Current Report shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and shall not be incorporated by reference into any filing made by the Company with the U.S. Securities and Exchange Commission under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01             Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press release titled “Geron Corporation Announces Executive Leadership Transitions and Appointments”, dated October 13, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: October 14, 2025	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Executive Vice President,
Chief Legal Officer and Secretary
3